Exhibit 10.3

SECOND AMENDMENT TO

FRANK’S INTERNATIONAL N.V.
EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, FRANK’S INTERNATIONAL N.V. (the “Company”) has heretofore adopted the FRANK’S INTERNATIONAL N.V. EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) and the First Amendment to the Plan; and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan shall be amended as follows, effective as of November 5, 2014:
1.    The definition of “Compensation” in Section 1.2 of the Plan shall be deleted, and the following shall be substituted therefor:
“Compensation” shall mean the total cash compensation paid by the Company to an Employee as reported by the Company to the applicable government for income tax purposes, excluding the amount of any compensation deferrals made by the Employee to a deferred compensation plan, a tax-qualified retirement plan pursuant to Code Section 401(k) or a cafeteria plan pursuant to Code Section 125.
2.    The phrase “whole dollar amount” as used at the end of the second sentence of Section 2.3 of the Plan shall be deleted, and the following shall be substituted therefor:
“percentage of the Participant’s Compensation”
3.    As amended hereby, the Plan is specifically ratified and reaffirmed.
IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized officer of the Company, as of the date specified below and effective as set forth herein.

FRANK’S INTERNATIONAL N.V.

By:    /s/ D. KEITH MOSING
Name: D. Keith Mosing
Chairman of the Supervisory Board, Director
Title: Chief Executive Officer and President
Dated: November 5, 2014

1